  As filed with the Securities and Exchange Commission on January 15, 2002

                                                       REGISTRATION NO. 333 -
================================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   under the
                            SECURITIES ACT OF 1933

                                 ____________

                           ORCHID BIOSCIENCES, INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                                             22-3392819
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              4390 US Route One
                              Princeton, NJ 08540
         (Address, including zip code, of Principal Executive Offices)

  ORCHID BIOSCIENCES, INC. 2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

             LIFECODES CORPORATION 1992 EMPLOYEE STOCK OPTION PLAN

             LIFECODES CORPORATION 1995 EMPLOYEE STOCK OPTION PLAN

                     LIFECODES CORPORATION 1998 STOCK PLAN
                          (Full titles of the plans)

                             Dale R. Pfost, Ph.D.
                           ORCHID BIOSCIENCES, INC.
                              4390 US Route One
                              Princeton, NJ 08540
                                (609) 750-2200
              (Name, address and telephone number, including area
                          code, of agent for service)

                                 ____________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                Proposed                 Proposed
                                                                 maximum                  maximum
              Title of                    Amount to be       offering price              aggregate                 Amount of
    securities to be registered          registered/(1)/     per share/(2)/          offering price/(2)/        registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value        3,000,000  shares       $4.78                 $14,340,000.00                 $3,427.26
                                         74,413  shares       $2.49                 $   185,288.37                 $   44.28
                                         65,466  shares       $2.26                 $   147,953.16                 $   35.36
                                         17,458  shares       $2.26                 $    39,455.08                 $    9.43
                                        156,641  shares       $4.93                 $   772,240.13                 $  184.57
                                                                                                                   ---------
                                                                                                                   $3,700.90
--------------------------------------------------------------------------------------------------------------------------------
Rights to purchase Series A Junior          (3)                 (3)                        (3)                         None
 Participating Preferred Stock
================================================================================================================================

(1) The number of shares of common stock, par value $0.001 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which (i) have been granted and/or may hereafter be granted under the Orchid BioSciences, Inc. 2000 Employee, Director and Consultant Stock Plan (the "Orchid 2000 Plan"); (ii) have been granted under the Lifecodes Corporation ("Lifecodes") 1992 Employee Stock Option Plan (the "Lifecodes 1992 Plan"); (iii) have been granted under the Lifecodes 1995 Employee Stock Option Plan (the "Lifecodes 1995 Plan"); and (iv) have been granted under the Lifecodes 1998 Stock Plan (the "Lifecodes 1998 Plan"). The maximum number of shares which may be sold upon the exercise of options granted under the Orchid 2000 Plan, the Lifecodes 1992 Plan, the Lifecodes 1995 Plan and the Lifecodes 1998 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Orchid 2000 Plan, Lifecodes 1992 Plan, Lifecodes 1995 Plan and Lifecodes 1998 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Stock Market ("Nasdaq") as of a date (January 14, 2002) within 5 business days prior to filing this Registration Statement.

(3)  No separate consideration will be received for the Rights.

================================================================================

                               EXPLANATORY NOTE

     Orchid BioSciences, Inc. (the "Registrant') hereby files this Registration Statement on Form S-8 relating to its Common Stock which may be sold upon the exercise of options granted (i) under the Orchid BioSciences, Inc. 2000 Employee, Director and Consultant Stock Plan (the "Orchid 2000 Plan"); (ii) under the Lifecodes Corporation ("Lifecodes") 1992 Employee Stock Option Plan (the "Lifecodes 1992 Plan"); (iii) under the Lifecodes 1995 Employee Stock Option Plan (the "Lifecodes 1995 Plan"); and (iv) under the Lifecodes 1998 Stock Plan (the "Lifecodes 1998 Plan," and, together with the Lifecodes 1992 Plan and the Lifecodes 1995 Plan, the "Lifecodes Plans").

     Pursuant to the merger (the "Merger") provided for in the Amended and Restated Agreement and Plan of Merger, dated as of November 5, 2001, by and among the Registrant, Lifecodes and Persia Merger Sub, Inc. ("Persia"), a wholly owned subsidiary of the Registrant, Persia was merged into Lifecodes and Lifecodes became a wholly owned subsidiary of the Registrant effective December 5, 2001. Upon consummation of the Merger, the Registrant assumed the obligations of Lifecodes under the Lifecodes Plans and each option grant is governed by the same terms and conditions that governed the applicable option grant immediately prior to the Merger except that:

     . each such option is exercisable for the number of shares of the Registrant's common stock equal to the numbers of shares of Lifecodes common stock issuable upon exercise of the option multiplied by 1.19573, rounded to the nearest whole number of shares; and

     . the per share exercise price for the shares of the Registrant's common stock payable upon the exercise of the assumed option is equal to the exercise price per share of the Lifecodes option divided by 1.19573, rounded to the nearest cent.

     This Registration Statement relates to the Common Stock of the Registrant issuable upon exercise of the options or which may be sold pursuant to either the Orchid 2000 Plan or the Lifecodes Plans as follows:

     .  3,000,000 shares subject to the Orchid 2000 Plan;
     .  139,879 shares subject to the Lifecodes 1992 Plan;
     . 17,458 shares subject to the Lifecodes 1995 Plan; and . 156,641 shares subject to the Lifecodes 1998 Plan.

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Orchid 2000 Plan, the Lifecodes 1992 Plan, the Lifecodes 1995 Plan and the Lifecodes 1998 Plan. The number of shares of Common Stock which may be sold upon the exercise of options granted under the Orchid 2000 Plan has been increased by 3,000,000. An initial Registration Statement on Form S-8 (File No. 333-53118) registering shares of Common Stock under the Orchid 2000 Plan was filed with the Securities and Exchange Commission on January 3, 2001.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
--------------------------------------------------------

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2000 (filing date April 2, 2001).

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filing date May 15, 2001).

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (filing date August 14, 2001).

          (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (filing date November 14, 2001).

          (e) The Company's Current Report on Form 8-K for the May 22, 2001 event (filing date May 22, 2001).

          (f) The Company's Current Report on Form 8-K for the October 1, 2001 event (filing date October 5, 2001).

          (g) The Company's Current Report on Form 8-K for the November 8, 2001 event (filing date November 9, 2001).

          (i) The Company's Current Report on Form 8-K for the November 21, 2001 event (filing date December 3, 2001).

          (j) The Company's Current Report on Form 8-K for the December 5, 2001 event (filing date December 19, 2001).

          (k) The description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A (File No. 000-30267) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on April 10, 2000 (which incorporates by reference certain portions of the Registrant's Registration Statement on Form S-1 (Registration No. 333-30774) filed with the Commission on February 18, 2000, as amended), including any amendment or report filed for the purpose of updating such description.

          (l) The description of the Rights under the Registrant's Rights Agreement (which are currently transferred with the Registrant's Common Stock) included in the Registrant's Registration Statement on Form 8-A (File No. 000-30267) filed under the Exchange Act with the Commission on August 3, 2001, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Items 4.  Description of Securities.
-----------------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------------------------------------------------

          The validity of the issuance of the shares of Common Stock registered on this Registration Statement has been passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston Massachusetts. Attorneys at Mintz Levin beneficially own an aggregate of 8,100 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.
---------------------------------------------------

          Incorporated by reference from Registration Statement on Form S-3, No. 333-60582.

Item 7.   Exemption from Registration Claimed.
---------------------------------------------

          Not applicable.

Item 8.   Exhibits.
------------------

          4.1  Restated Certificate of Incorporation of the Company (filed as
               Exhibit 3.2 to the Registration Statement on Form S-1, Registration No. 333-30774, as amended, and incorporated herein by reference).

          4.2 Bylaws of the Company (filed as Exhibit 3.3 to the Registration Statement on Form S-1, Registration No. 333-30774, as amended, and incorporated by reference).

          4.3 Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on Form S-1, Registration No. 333-30774, as amended, and incorporated herein by reference).

          4.4 Rights Agreement (filed as Exhibit 4.1 to the Registration Statement on Form 8-A, File No. 000-30267, and incorporated herein by reference).

          5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

          23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

          23.2 Consent of KPMG LLP.

          24 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

          99.1 Orchid BioSciences, Inc. 2000 Employee, Director and Consultant Stock Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1, as amended, No. 333-30774, and incorporated herein by reference).

          99.2  Lifecodes Corporation 1992 Employee Stock Option Plan.

          99.3  Lifecodes Corporation 1995 Employee Stock Option Plan.

          99.4  Lifecodes Corporation 1998 Stock Plan.

Item 9.   Undertakings.
----------------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on January 14, 2002.

                              ORCHID BIOSCIENCES, INC.


                              By  /s/ Dale R. Pfost
                                -----------------------------------------
                                         Dale R. Pfost
                                 President and Chief Executive Officer



     Each person whose signature appears below constitutes and appoints Dale R. Pfost and Donald R. Marvin, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature            Title                    Date
          ---------            -----                    ----


 /s/ Dale R. Pfost      President, Chief Executive Officer and January 14, 2002
----------------------
Dale R. Pfost, Ph.D.    Director (principal executive officer)


 /s/ Donald R. Marvin   Senior Vice President, Chief Operating January 14, 2002
----------------------
Donald R. Marvin        Officer and Chief Financial Officer
                        (principal financial and accounting officer)


 /s/ Sidney M. Hecht    Director               January 14, 2002
----------------------
Sidney M. Hecht, Ph.D.


 /s/ Samuel D. Isaly    Director               January 14, 2002
----------------------
Samuel D. Isaly

 /s/ Jeremy M. Levin                    Director               January 14, 2002
------------------------------------
Jeremy M. Levin, D. Phil. MB. BChair


 /s/ Ernest Mario                       Director               January 14, 2002
------------------------------------
Ernest Mario, Ph.D.


 /s/ Robert M. Tien                     Director               January 14, 2002
------------------------------------
Robert M. Tien, M.D., M.P.H.


 /s/ George Poste                       Director               January 14, 2002
------------------------------------
George Poste, DVM, Ph.D.


/s/ Kenneth Noonan                      Director               January 14, 2002
------------------------------------
Kenneth Noonan

                           ORCHID BIOSCIENCES, INC.

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


Exhibit                                                                                      Sequential
Number          Description                                                                   Page No.
--------------  ------------                                                               --------------
   4.1          Restated Certificate of Incorporation of the Company (filed as Exhibit
                3.2 to the Registration Statement on Form S-1, Registration No.
                333-30774, as amended, and incorporated herein by reference).

   4.2          Bylaws of the Company (filed as Exhibit 3.3 to the Registration
                Statement on Form S-1, Registration No. 333-30774, as amended, and incorporated by reference).

   4.3          Specimen Common Stock Certificate (filed as Exhibit 4.1 to the
                Registration Statement on Form S-1, Registration No. 333-30774, as amended, and incorporated herein by reference).

   4.4          Rights Agreement (filed as Exhibit 4.1 to the Registration Statement on
                Form 8-A, File No. 000-30267, and incorporated herein by reference).

  5             Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the
                legality of shares being registered.

  23.1          Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

  23.2          Consent of KPMG LLP.

  24            Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

  99.1          Orchid BioSciences, Inc. 2000 Employee, Director and Consultant Stock
                Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1,
                as amended, No. 333-30774, and incorporated herein by reference).

  99.2          Lifecodes Corporation 1992 Employee Stock Option Plan.

  99.3          Lifecodes Corporation 1995 Employee Stock Option Plan.

  99.4          Lifecodes Corporation 1998 Stock Plan.